Exhibit 10.35

FIFTH AMENDMENT TO

AMENDED AND RESTATED

REFINANCING AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED REFINANCING AGREEMENT (the “Amendment”), dated the 11th day of July, 2008, is made by and between

STRATEGIC TECHNOLOGIES, INC., a North Carolina corporation (“Strategic”); and

AVNET, INC. (successor by assignment to MRA Systems, Inc. d/b/a Access Distribution), a Delaware corporation (“Avnet”),

to the Amended and Restated Refinancing Agreement, dated as of May 20, 2005 (as previously amended by First Amendment thereto, dated June 22, 2006, by Second Amendment thereto, dated May 1, 2007, by Third Amendment thereto, dated September 10, 2007 and by Fourth Amendment thereto, dated October 8, 2007, and as may be further amended, modified, restated or supplemented from time to time, the “Agreement”), between Strategic and Avnet. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement.

RECITALS

A.                                   The Agreement contains various agreements between Strategic and Avnet regarding indebtedness owing by Strategic to Avnet.

B.                                     Strategic and Avnet have agreed to amend the Agreement as set forth in this Amendment.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Strategic and Avnet hereby agree as follows:

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ARTICLE I

AMENDMENTS TO AGREEMENT

The Agreement is hereby amended as follows:

1.1                                Definitions. Section 1 of the Agreement is amended as follows:

1.1.1 The defined term “Positive Excess Cash Flow Quarter” is deleted; and

1.1.2 The defined term “Excess Cash Flow” is amended in its entirety to read as follows:

“Excess Cash Flow” shall mean:

(a)                                  on the last day of the first three fiscal quarters in each fiscal year of Strategic, the amount of cash and cash equivalents on such day in excess of $500,000 shown on Strategic’s balance sheet as of such date that is required to be delivered to Access pursuant to Section 9.c. of this Agreement, and

(b)                                 on the last day of the fourth fiscal quarter in each fiscal year of Strategic, the amount of cash and cash equivalents on such day in excess of $500,000 shown on Strategic’s balance sheet as of such date that is required to be delivered to Access pursuant to with Section 9.d. of this Agreement.

1.2                                Interest. Section 5.a. of the Agreement is amended by deleting therefrom the date “September 30, 2008” and by substituting in lieu thereof the date “September 30, 2009.”

1.3                                 Excess Cash Flow Recapture. Section 6.d. of the Agreement is amended in its entirety to read as follows:

“d.                                Excess Cash Flow Recapture. On each date that Access receives Strategic’s balance sheets described in the definition of Excess Cash Flow, provided that the most recent cash projection delivered to Access pursuant to Section 9.k. of this Agreement for the fiscal quarter immediately following the date of such balance sheet shows a projected net change in cash and cash equivalents of $0 or greater in such fiscal quarter, Strategic shall pay Access the Excess Cash Flow shown on such balance sheet.”

1.4                                 Covenants Concerning Cary Real Property. Section 8.m.(iv) of the Agreement is amended by deleting therefrom the date “September 30, 2008” and by substituting in lieu thereof the date “September 30, 2009.”

1.5                                      Additional Warrant. Section 8.o. of the Agreement is amended in its entirety to read as follows:

“o.                                Additional Warrant. In the event the principal of and accrued interest on the Consolidated 2007 Note have not been repaid in full by September 30, 2009, Strategic shall cause Consonus to execute an additional warrant providing for the right of Avnet to purchase 231,813 additional shares of common stock of Consonus at a price of $0.000173 per share and otherwise containing substantially the same terms as are contained in the Warrant. Until the execution of such additional warrant, the foregoing number of additional shares and the price at which such additional shares may be purchased shall be adjusted in the same manner as the Underlying Shares and the Warrant Price (as defined in the Warrant) are adjusted pursuant to the terms of the Warrant.

1.6                                      Financial Statements. A new Section 9.k. of the Agreement is added as follows:

“k.                                 Cash Projection. By no later than the 25th day of every month, Strategic will deliver to Avnet a detailed cash projection for the following three months in a form reasonably satisfactory to Avnet.

1.7                                      Fixed Charge Coverage Ratio. Section 10.a. of the Agreement is amended in its entirety to read as follows:

“a.                                 Fixed Charge Coverage Ratio. Achieve a Fixed Charge Coverage Ratio of not less than the ratio shown in Table I below for the period corresponding thereto:

TABLE I

Ratio	Period
0.75:1.0	Six months ended on the last day of each of the first and second fiscal quarters in the 2008 fiscal year
0.85:1.0	Six months ended on the last day of each of the third and fourth fiscal quarters in the 2008 fiscal year
1.0:1.0	Six months ended on the last day of each of the first fiscal quarter in the 2009 fiscal year and each fiscal quarter thereafter

In the event that Strategic fails to achieve the ratio shown in Table I above for any period corresponding thereto (each a “Table I Noncompliance Period”), such failure shall not result in an Event of Default if Strategic achieves the ratio shown in Table II below for the period corresponding thereto that ends on the same date as the corresponding Table I Noncompliance Period:

TABLE II

Ratio	Period
0.75:1.0	Three months ended on the last day of each of the first and second fiscal quarters in the 2008 fiscal year
0.85:1.0	Three months ended on the last day of each of the third and fourth fiscal quarters in the 2008 fiscal year
1.0:1.0	Three months ended on the last day of each of the first fiscal quarter in the 2009 fiscal year and each fiscal quarter thereafter

For the avoidance of doubt, it is understood and agreed that if Strategic fails to achieve the ratio shown in Table I above for any period corresponding thereto and also fails to achieve the ratio shown in Table II above for the period corresponding thereto that ends on the same date as the corresponding Table I Noncompliance Period, then such failure shall result in an Event of Default pursuant to Section 13.b. of this Agreement.”

1.8                                      Capital Expenditures. Section 10.b. of the Agreement is amended in its entirety to read as follows:

“b.                                Capital Expenditures. Not make aggregate Capital Expenditures in any fiscal year in excess of $550,000; provided, however, the following Capital Expenditures shall not be taken into account in applying the foregoing limitation: building repairs up to $150,000 in the 2008 fiscal year and such other exceptions as Strategic shall request to Avnet in writing and as Access may agree to in writing in its sole and absolute discretion.”

1.9                                      Quarterly Revenue. Section 10.c. of the Agreement is amended in its entirety to read as follows:

“c.                                 Achieve for each fiscal quarter of Strategic gross revenue (as set forth on Strategic’s Financial Statements and schedules) in such fiscal quarter at least equal to 75% of the Approved Projections of gross revenue provided to Access for such fiscal quarter.”

1.10                           Total Trade Debt to Accounts Receivable. Section 10.e. is amended in its entirety to read as follows:

“e.                                 Net Trade Debt to Accounts Receivable. Not permit (a) Net Trade Debt at any time to be more than (b) 125% of Strategic’s gross accounts receivable at such time.”

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Strategic hereby represents and warrants to Avnet that:

2.1                                 Compliance with the Agreement. As of the date of this Amendment, Strategic is in compliance with all of the terms and provisions set forth in the Agreement and the other Loan Papers to be observed or performed by Strategic.

2.2                                 Representations in the Agreement. The representations and warranties of Strategic set forth in the Agreement and the other Loan Papers to which Strategic is a party are true and correct in all material respects except to the extent that such representations and warranties relate solely to or are specifically expressed as of a particular date or period which is past or expired as of the date hereof.

2.3                                 No Default. As of the date of this Amendment, no Default exists or is continuing.

ARTICLE III

GENERAL

3.1                                 Loan Papers. The Agreement and the Loan Papers are amended to provide that any reference therein to the Agreement shall mean, unless otherwise specifically provided, the Agreement as amended hereby, and as further amended, restated, supplemented or modified from time to time.

3.2                                 Full Force and Effect. As expressly amended hereby, the Agreement and the other Loan Papers shall continue in full force and effect in accordance with the provisions thereof. As used in the Agreement and the other Loan Papers, “hereinafter,” “hereto,” “hereof,” or words of similar import, shall, unless the context otherwise requires, mean the Agreement or the other Loan Papers, as the case may be, as amended by this Amendment.

3.3                                 Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

3.4                                 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.

3.5                                 Further Assurances. Strategic shall execute and deliver to Avnet such documents, certificates and opinions as Avnet may reasonably request to effect the amendments contemplated by this Amendment.

3.6                                 Headings. The headings of this Amendment are for the purpose of reference only and shall not effect the construction of this Amendment.

3.7                                 Expenses. Strategic shall reimburse Avnet for Avnet’s legal fees and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and all other agreements and documents contemplated hereby.

3.8                                 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, STRATEGIC AND AVNET EACH WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE AGREEMENT OR THE OTHER LOAN PAPERS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers to be effective on the day and year first above written.

STRATEGIC:

STRATEGIC TECHNOLOGIES, INC.

By:	/s/ Michael Shook
	Name:	Michael Shook
	Title:	President

AVNET:

AVNET, INC.

By:	/s/ W. R. Crowell
	Name:	W. R. Crowell
	Title:	SVP, CFO

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[Fifth Amendment to Amended and Restated Refinancing Agreement]

Consonus hereby joins in the execution of this Amendment solely for the purpose of reaffirming its agreement to be bound by the covenant contained in Section 8.q of the Agreement.

CONSONUS TECHNOLOGIES, INC.

By:	/s/ Michael Shook
	Name:	Michael Shook
	Title:	President

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[Fifth Amendment to Amended and Restated Refinancing Agreement]

The Guarantors hereby join in the execution of this Amendment for the purposes of consenting thereto and reaffirming the continuing validity and enforceability of the personal guaranty agreements executed by each of them on or about April 9, 2002, as from time to time amended, in accordance with their respective terms.

/s/ Michael G. Shook
Michael G. Shook

/s/ William M. Shook
William M. Shook

/s/ Ivrin Miglietta
Ivrin Miglietta

[Consent of Guarantors to Fifth Amendment

to Amended and Restated Refinancing Agreement]